Exhibit 10.62

Memorandum on PayPay Card General Agency Agreement

PayPay Card Corporation (“PPC”) and Yahoo! Japan Corporation (“Yahoo”) agree that the following terms apply preferentially to the PayPay Card General Agency Agreement dated today between PPC and Yahoo (the “Original Agreement”) and PPC’s Gift Card Merchant General Terms (Online Sales) (collectively with the Original Agreement, the “Original Contracts”), and enter into this memorandum (this “Memorandum”).

Article 1 Definitions

1.	In this Memorandum, the following terms have the meanings defined below.

(1)	“Customer” means a person that receives of a card under an agreement on card delivery entered into with:

(i)	PPC;

(ii)	a person that has a card delivery partnership with PPC that delivers the card. based on that partnership; or

(iii)	a person that is authorized by an International Brand to deliver cards. carrying a credit card number managed by the International Brand that delivers the card based on that authorization.

(2)

“Card Details” means a credit card number or related information covered by Article 35-16, Paragraph 1 of the Installment Sales Act (Act No. 159 of 1961) (credit card number, credit card expiration date, PIN number, or security code).

(3)	“International Brand” means:

(i)	MasterCard Incorporated and its group companies;

(ii)	VISA Incorporated and its group companies; and

(iii)	JCB Co., Ltd. and its group companies.

(4)

“Security Guidelines” means the most recent Credit Card Security Guidelines established by the Credit Transaction Security Council (if the name of those Security Guidelines is changed, including any standards equivalent to those Security Guidelines that provide for matters that merchants and others are required to follow for the protection of card details, prevention of credit card counterfeiting, and prevention of unauthorized use of credit cards).

(5)	“Credit Sales” means any sale of goods or provision of services purchased using a credit card or other intermediary service.

Article 2 Restriction on Handling

Yahoo shall handle Card Details only when necessary to conduct Credit Sales or for another legitimate reason.

Article 3 Appropriate Management of Card Details

1.

Yahoo shall take the necessary measures for the appropriate management of Card Details in accordance with the Installment Sales Act, and handle Card Details with the due care of a prudent manager to prevent the divulgation, loss or damage of the Card Details.

2.	Yahoo shall take the measures stipulated in the Security Guidelines for the appropriate management of Card Details.

3.

The specific method and form of the measures taken by Yahoo as stipulated in the Security Guidelines for the appropriate management of Card Details pursuant to the provisions of the preceding paragraph (if Yahoo delegates the handling of Card Details to a third party, including the method and form of measures taken by that third party as stipulated in the Security Guidelines for the appropriate management of Card Details, or equivalent measures) shall conform with PCI DSS in respect of both Yahoo and its subcontractors.

4.

Notwithstanding the preceding paragraph, if there is a risk that the method or form of those measures does not correspond to the measures stipulated in the Security Guidelines due to the advancement of technology, a change in the social environment, or any other reason, or if it is otherwise particularly necessary to change that method or form to prevent divulgation, loss, or damage of Card Details, PPC may request that the method or form be changed as necessary, and Yahoo shall comply with that request.

Article 4 Subcontracting

If Yahoo intends to delegate the handling of Card Details to a third party, Yahoo shall obtain the prior written consent of PPC, and:

(1)

confirm that the third party to which the handling of Card Details is delegated (the “Subcontractor”) has the capacity to handle Card Details appropriately in accordance with the obligations provided for in the following item;

(2)	impose obligations on the Subcontractor equivalent to those provided for in Article 3, Paragraphs 1 and 2;

(3)

stipulate in the agreement with the Subcontractor that the Subcontractor shall take measures for the appropriate management of Card Details in the specific method and form provided for in Article 3, Paragraph 3, and that Yahoo is entitled to request that the Subcontractor change that method and form in a manner similar to Article 3, Paragraph 4, and that the Subcontractor is obligated to comply with that request;

(4)

provide necessary and appropriate guidance and supervision to the Subcontractor, including checking the status of the handling of Card Details by the Subcontractor periodically or as necessary and causing the Subcontractor to improve that handling as necessary;

(5)	stipulate in the agreement with the Subcontractor that the Subcontractor shall not delegate the handling of Card Details to any third party without the prior consent of Yahoo;

(6)

stipulate in the agreement with the Subcontractor that in the case of any actual or potential divulgation, loss, or damage of the Card Details handled by Subcontractor on behalf of Yahoo, Subcontractor shall immediately make a report to Yahoo in a manner similar to Article 5, and that Subcontractor shall investigate the facts and causes of the incident, formulate a plan to prevent secondary damage and recurrence, and take other measures as necessary and report on the results of those measures to Yahoo;

(7)	stipulate in the agreement with the Subcontractor that Yahoo has authority equivalent to the authority provided for in Article 9 to investigate the handling of Card Details by the Subcontractor; and

(8)	stipulate in the agreement with the Subcontractor that Yahoo may terminate that agreement as necessary if the Subcontractor breaches its obligations with respect to the handling of Card Details.

Article 5 Procedure in Case of Accident

1.	In the event of any actual or potential outside disclosure, loss, or damage of the Card Details held by Yahoo or the Subcontractor, Yahoo shall take the following measures without delay:

(1)	investigate whether any outside disclosure, loss, or damage has occurred;

(2)

investigate the timing, extent of impact (including identifying the Card Details disclosed, lost or damaged), and other facts and causes of any outside disclosure, loss, or damage confirmed by investigation under the preceding item

(3)	formulate and implement a plan with the necessary and appropriate content to prevent secondary damage and recurrence based on the above findings; and

(4)	make announcements and notify impacted Customers as necessary regarding the facts of the outside disclosure, loss or damage and the measures to prevent secondary damage.

2.

In the case provided for in the main text of the preceding paragraph, if there is a risk of further Card Details being disclosed, lost or damaged, Yahoo shall immediately take the necessary measures to isolate Card Details and other related information and otherwise prevent further damage.

3.

In the case provided for in the main text of Paragraph 1, Yahoo shall report that fact to PPC immediately, and report on the following matters with respect to the matters provided for in the items of Paragraph 1 without delay:

(1)	the timing and method of the investigation provided for in Paragraph 1, Items 1 and 2, before that investigation is conducted;

(2)	the progress and findings of the investigation provided for in Paragraph 1, Items 1 and 2;

(3)	the content and schedule for formulating and implementing the plan provided for in Paragraph 1, Item 3;

(4)	the timing, method, scope, and content of the announcement or notice provided for in Paragraph 1, Item 4; and

(5)	other matters requested by PPC in relation to the above.

4.

If any Card Details held by Yahoo or Subcontractor are disclosed, lost, or damaged and Yahoo fails to take the measures provided for in Paragraph 1, Item 4 without delay, PPC may itself notify impacted Customers of the outside disclosure, loss, or damage without Yahoo’s consent.

Article 6 Confirmation of Credit Card Validity

1.

When making Credit Sales, Yahoo shall confirm the following matters in accordance with the standards set forth in the Installment Sales Act and with the care of a good manager; in the case of Item 2, Yahoo shall do so by taking the measures specified in the Security Guidelines:

(1)	the validity of the notified Card Details; and

(2)	that the Credit Sales do not correspond to fraudulent or otherwise unauthorized use of Card Details (“Unauthorized Use”).

2.	The specific method and form of the measures specified in the Security Guidelines for confirmation under the preceding paragraph is “Card Verification (Security Code).”

3.

Notwithstanding the preceding paragraph, if there is a risk that the method or form of those measures does not correspond to the measures stipulated in the Security Guidelines due to the advancement of technology, a change in the social environment, or any other reason, or if it is otherwise particularly necessary to change that method or form to prevent Unauthorized Use, PPC may request that the method or form be changed as necessary, and Yahoo shall comply with that request.

Article 7 Procedure in Case of Unauthorized Use

1.

If any Credit Sales made by Yahoo correspond to Unauthorized Use, Yahoo shall conduct the necessary investigations to rectify the situation and prevent recurrence, as necessary and without delay, and formulate and implement a plan with the necessary and appropriate content to rectify the situation and prevent recurrence based on the above findings.

2.

In the case provided for in the preceding paragraph, Yahoo shall immediately report that fact to PPC, and report the investigation findings and the content and schedule for formulating and implementing the plan for rectification and prevention of recurrence provided for in the preceding paragraph to PPC without delay.

Article 8 Reporting

1.

If any of the following matters changes after the execution of this Memorandum, Yahoo shall notify PPC of that fact and the content of the change by the method designated by PPC without delay; if Yahoo falls under Article 39, Paragraph 2 of the Act on the Use of Numbers to Identify a Specific Individual in Administrative Procedures (Act No. 27 of 2013) and has been designated a new corporate number, the same applies to that new corporate number:

(1)	Yahoo ‘s name, address and telephone number;

(2)

If Yahoo is a corporation (including an association or foundation without legal personality that has a designated representative or administrator), the name and date of birth of the representative (or equivalent person) of that corporation;

(3)	merchandise handled and sales method, or the type of services and method of service provision, of Yahoo; and

(4)	any other matters of which PPC notifies Yahoo in advance.

2.	Yahoo shall consult with PPC before changing the specific method or form provided for in Article 3, Paragraph 3 or Article 6, Paragraph 2.

3.	PPC may request that Yahoo provide periodic reports on matters that PPC separately specifies.

Article 9 Investigation

1.

If any of the following events occurs, PPC or a person that PPC deems appropriate may conduct an investigation of Yahoo to the extent necessary to respond to that event, and Yahoo shall comply with that investigation:

(1)	actual or potential outside disclosure, loss, or damage of the Card Details held by Yahoo or the Subcontractor;

(2)	actual or potential Unauthorized Use in respect of Credit Sales made by Yahoo;

(3)	actual or potential breach by Yahoo of Article 2 through Article 8 or Article 10; or

(4)	other need for PPC to conduct an investigation of Yahoo under the Installment Sales Act in light of a complaint against Yahoo in connection with Credit Sales or similar circumstances.

2.	The investigation provided for in the preceding paragraph may be conducted by any of the following methods as necessary:

(1)	written or oral report of the necessary matters;

(2)	submission or presentation by Yahoo of documents and other materials concerning measures for appropriate management of Card Details or prevention of Unauthorized Use;

(3)	asking questions and receiving explanations from Yahoo or the Subcontractor or officers or employees thereof; or

(4)	on-site investigation of the operations concerning the handling of Card Details at a facility or equipment used by Yahoo or the Subcontractor to handle Card Details.

3.

Item 4 of the preceding paragraph includes investigations involving the restoration, collection, or analysis of information recorded in computers, network equipment, and other devices that handle Card Details as digital data (digital forensics).

4.

PPC may charge to Yahoo the costs associated with conducting an investigation under Paragraph 1, Item 1 or 2 that newly arise as a result of conducting that investigation. However, Yahoo is not liable for the costs of an investigation under Paragraph 1, Item 1 provided that Yahoo has complied with its investigation obligations under Article 5, Paragraph 1, Items 1 and 2 and its reporting obligations under Article 5, Paragraph 3, Items 1 and 2, and Yahoo is not liable for the costs of an investigation under Paragraph 1, Item 2 provided that Yahoo has complied with its investigation obligations under Article 7, Paragraph 1 and its reporting obligations under Article 7, Paragraph 2.

Article 10 Rectification and Improvement Plan

1.

If any of the following events occurs, PPC may request that Yahoo formulate and implement a plan for rectification and improvement of that situation within a set period, and Yahoo shall comply with that request:

(1)	Yahoo fails to perform its obligations under Article 3, Paragraph 2 or 4 or Article 4, or the Subcontractor actually or potentially breaches its obligations under Article 4, Item 2 or 3;

(2)

any actual or potential divulgation, loss, or damage of the Card Details held by Yahoo or the Subcontractor occurs, and Yahoo fails to perform its obligations under Article 5, Paragraph 1, Item 3 within a reasonable period of time;

(3)	Yahoo actually or potentially breaches Article 6;

(4)	Unauthorized Use occurs with respect to Credit Sales made by Yahoo, and Yahoo fails to perform its obligations under Article 7 within a reasonable period of time; or

(5)

PPC is otherwise obligated under the Installment Sales Act to take necessary measures for rectification and improvement with respect to Yahoo in light of a complaint against Yahoo in connection with Credit Sales or similar circumstances.

2.

If PPC requests that Yahoo formulate and implement a plan pursuant to the provisions of the preceding paragraph, and Yahoo fails to formulate and implement that plan, or PPC determines that the content of the plan formulated is not sufficient to rectify or improve the causal matter, PPC may consult with Yahoo and request that Yahoo present the matters that PPC considers to be necessary and appropriate for the rectification and improvement (including the timing of implementation) and implement that plan, and Yahoo shall comply with that request.

Article 11 Termination for Cause

If Yahoo breaches any provision of Article 8 through the preceding Article and fails to perform its obligations despite a demand for cure specifying a reasonable period of time, PPC may terminate the Original Contracts.

Article 12 Burden of Damage Due to Unauthorized Use

1.

If any Credit Sales made by Yahoo correspond to Unauthorized Use, PPC may refuse to pay advances to Yahoo, or demand the return of advances already paid, for the amount pertaining to the Unauthorized Use, unless Yahoo has complied with the provisions of Article 6.

2.	The provisions of the preceding paragraph shall not be construed as restricting PPC’s claim for damages against Yahoo or the scope of that claim.

Article 13 Preferential Application of this Memorandum

The Original Contracts apply with respect to any matters not provided for in this Memorandum; if there is any discrepancy between the provisions of the Original Contracts and this Memorandum, this Memorandum shall apply preferentially.

Article 14 Effective Date

This Memorandum shall take effect as of April 1, 2023.

In witness whereof, this Memorandum is prepared in duplicate, and each party shall affix its name and seal hereto and retain one original. If executed by electronic signature, the parties shall affix their respective electronic signatures to a PDF of this Memorandum, and each party shall retain that file or a copy thereof.

April1, 2023

PPC:	1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Card Corporation

Mitsuhiro Wada, Representative Director

Yahoo:	1-3 Kioicho, Chiyoda-ku, Tokyo

Yahoo! Japan Corporation

Takao Ozawa, Representative Director